                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

        Filed by the Registrant [X]

        Filed by a Party other than the Registrant [ ]

Check the appropriate box:

        [ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

        [X]  Definitive Proxy Statement

        [ ]  Definitive Additional Materials

        [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:
            Limited Partnership Interests

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JANUARY 8, 2001


        An Annual Meeting of Stockholders of Natural Alternatives International, Inc., a Delaware corporation (the "Company"), will be held at the Olympic Resort Hotel and Spa, 6111 El Camino Real, Carlsbad, California 92009 on Monday, January 8, 2001 at 1:00 p.m., local time, for the following purposes:

        1. Election of two (2) directors of the Company in Class I to serve until the next Annual Meeting of Stockholders held to elect directors in Class I (and until the election and qualification of their successors).

        2. Confirmation of KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2001.

        3. Transaction of such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on November 27, 2000 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.


                                    By Order of the Board of Directors

                                    /s/ MARK A. LEDOUX

                                    Mark A. LeDoux
                                    Chief Executive Officer and President


San Marcos, California
November 30, 2000


        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. ANY STOCKHOLDER RETURNING THE ENCLOSED PROXY MAY REVOKE IT PRIOR TO ITS EXERCISE BY VOTING IN PERSON AT THE MEETING OR BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.

                    NATURAL ALTERNATIVES INTERNATIONAL, INC.
                             1185 Linda Vista Drive
                          San Marcos, California 92069

                                  ------------
                                PROXY STATEMENT
                                  ------------

GENERAL INFORMATION

        The enclosed Proxy is solicited on behalf of the Board of Directors of Natural Alternatives International, Inc., a Delaware corporation (the "Company"), for use at the meeting of Stockholders ("Annual Meeting") to be held on January 8, 2001, at 1:00 p.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Olympic Resort Hotel and Spa, 6111 El Camino Real, Carlsbad, California 92009. This Proxy Statement and the accompanying Proxy and annual report are first being mailed to stockholders on or about November 30, 2000.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

SOLICITATION

        The Company is soliciting the enclosed Proxy and will bear the entire cost of the solicitation of Proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The Company has retained Chase Mellon Shareholder Services to assist in the solicitation of Proxies. The solicitation of Proxies by mail may be supplemented by telephone, telegram and/or personal solicitation by directors, officers, employees or agents of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit Proxies other than by mail.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only stockholders of record at the close of business on November 27, 2000 will be entitled to vote at the Annual Meeting. On November 27, 2000, there were approximately 6,024,380 shares of Common Stock issued and outstanding. The Company is incorporated in Delaware and is not required by Delaware corporation law or its Certificate of Incorporation to permit cumulative voting in the election of directors.

        Each share of Common Stock will have one vote on each matter properly presented and submitted to a vote at the Annual Meeting. An affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon (where the holders of a majority of the shares entitled to vote are present in person or by Proxy) will be necessary to approve each matter, except for the election of directors, who are elected by a plurality of the votes of the shares present in person or by Proxy. There are no rights which will accrue to stockholders dissenting in any matter known to the Company to be raised at the Annual Meeting. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which Proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

REVOCABILITY OF PROXIES

        When the enclosed Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no such directions are indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any person giving a Proxy in the form accompanying this statement has the power to revoke it any time before its exercise by filing with the Secretary of the Company at the Company's principal executive office, 1185 Linda Vista Drive, San Marcos, California 92069, an instrument of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

STOCKHOLDER PROPOSALS

        Under Regulation Section 240.14a-5 adopted pursuant to Section 14(a) of the Securities Exchange Act of 1934, stockholders who intend to submit proposals at the 2001 Annual Meeting must submit such proposals to the Company no later than August 3, 2001 in order for them to be included in the Proxy Statement and the form of Proxy to be distributed by the Board in connection with that meeting. If the 2001 Annual Meeting is held on a date which is not within 30 days of January 8, 2001, then such proposals must be submitted a reasonable time before the Company begins to print and mail its proxy materials. If a stockholder wishes to have a proposal considered at the 2001 Annual Meeting but does not utilize the process set forth in Regulation Section 240.14a-8, the Company's bylaws control the timely filing of such proposals. Under the Company's bylaws, a stockholder proposal is not timely unless delivered to or mailed to the Secretary of the Company and received at the executive offices of the Company not less than thirty (30) days nor more than sixty (60) days prior to the meeting as originally scheduled. In the event less than forty (40) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be made timely must be received by the Company not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was made or publicly disclosed. It is recommended that stockholders submitting proposals or notices of proposals direct them to the Secretary and to the Chief Financial Officer of the Company and utilize Certified Mail-Return Receipt Requested. Stockholders' proposals should be submitted to Natural Alternatives International, Inc., 1185 Linda Vista Drive, Suite D, San Marcos, CA 92069, Attn: Chief Financial Officer.

                                   PROPOSAL 1

                          ELECTION OF CLASS I DIRECTORS

        Directors of the Company are elected to serve three-year terms. Each of the two Class I directors to be elected at the Annual Meeting of stockholders held for the purpose of election of Class I directors; and until his successor is elected and has qualified, or earlier upon his death, resignation or removal. The nominees for Class I director, Mark A. LeDoux and Joe E. Davis, are currently members of the Company's Board of Directors (the "Board") in Class I. Mr. LeDoux was elected a Class I director at the meeting of stockholders held on December 12, 1997. Mr. Davis was appointed a Class I director on February 10, 2000, to fill a vacancy on the Board. The Class II directors on the Board, Marie
A. LeDoux and Lee G. Weldon, are serving terms that will expire at the next meeting of stockholders held to elect Class II directors during fiscal 2002. The sole Class III director on the Board, J. Scott Schmidt, is serving a term that will expire at the next meeting of stockholders held to elect Class III directors during fiscal 2003.

        Unless authority to do so is otherwise withheld, it is intended the shares represented by the enclosed Proxy will be voted for the election of Mark
A. LeDoux and Joe E. Davis as Class I directors. The nominees for election have agreed to serve if elected. In the event either nominee becomes unavailable or refuses to serve as a director (an event that is not anticipated), the shares represented by the enclosed

Proxy will be voted for the election of the remaining nominee and such other nominee as the Board may select.

INFORMATION ABOUT NOMINEES AND DIRECTORS

        Set forth below is information regarding the two nominees for election as a director in Class I and the continuing directors in Class II and Class III, including information furnished by them as to their principal occupations at present and for the last five years, certain directorships held by each, their age as of November 30, 2000, and the year in which each became a director of the Company. Except for Marie A. LeDoux and Mark A. LeDoux, who are mother and son, respectively, there are no family relationships among any of the directors or executive officers of the Company.

NAME                                                                       AGE

CLASS I

Mark A. LeDoux.............................................................46

        Mr. LeDoux is Chief Executive Officer, President, Assistant Treasurer and a Director of the Company. He was a director, the President and Chief Executive Officer of Natural Alternatives, Inc., the predecessor corporation, from its formation in 1981 until the 1986 merger into the Company. Mr. LeDoux has been a director and Chief Executive Officer of the Company since the August 1986 merger of the predecessor corporation into the Company, which continued the business and operations of Natural Alternatives, Inc. He was appointed President of the Company in January, 1999, an office he previously held from August 1986 to December 1996. From 1976 to 1980, Mr. LeDoux held the position of Executive Vice President and Chief Operating Officer of Kovac Laboratories, a company which was engaged in the business of manufacturing nutritional supplements. He attended the University of Oklahoma and graduated Cum Laude with a Bachelor of Arts and Letters in 1975. Mr. LeDoux graduated from Western State University, College of Law in 1979, receiving a Juris Doctorate Doctor degree. Mr. LeDoux is the son of Marie A. LeDoux, who is the Secretary and Chairperson of the Board of Directors.

Joe E. Davis...............................................................65

        Mr. Davis was appointed a director of the Company in February 2000. Mr. Davis has been a private investor for over ten years, and currently serves as a director of several public and privately held corporations, including BMC Industries, Inc., Wilshire Technologies, Inc., and Freymiller Trucking, Inc. Mr. Davis previously served as Chairman of the Board of Linear Corporation from 1987 to 1988, and as President and Chief Executive Officer of BMC Industries, Inc. during 1985. From 1974 to 1982 Mr. Davis held the position of President and Chief Executive Officer of National Health Enterprises, Inc. Mr. Davis graduated from the University of Texas with a B.S. in chemistry and has an M.B.A. from the Harvard Graduate School of Business Administration.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CLASS I NOMINEES LISTED ABOVE.

CLASS II

Marie A. LeDoux............................................................84

        Mrs. LeDoux is the Secretary of the Company and Chairperson of its Board of Directors. She has been a director of the Company since August 1986, and has also been Chairperson and Secretary since that time. Mrs. LeDoux was also the Chairperson of the Company's predecessor from its formation until 1986. She has forty years of experience in the area of nutrition. In 1978, Mrs. LeDoux was awarded an Honorary Fellowship in the International Academy of Preventive Medicine. In 1981, she received an Honorary Ph.D. in Humanities from the Heritage Institute. Mrs. LeDoux is the mother of Mark A. LeDoux, who is the Chief Executive Officer, President, Assistant Treasurer, and a Director of the Company. For the last eighteen years, Mrs. LeDoux has been the President of Play N Talk International, a company which is in the business of preparing instructional materials for children's reading programs.

Lee G. Weldon..............................................................61

        Mr. Weldon has been a director of the Company since June of 1992. He was the Chairman and Chief Executive Officer of Kal Healthway, Inc., a food supplement distributor, from 1978 to 1995. Mr. Weldon graduated from UCLA and obtained a Bachelor of Science in Business Administration in 1963. Mr. Weldon became a member of Young President's Organization ("YPO") in 1982, and since 1990 he has been a graduate member of YPO.

CLASS III

J. Scott Schmidt...........................................................63

        Mr. Schmidt became a director of the Company in January 1999. Mr. Schmidt is currently a Group Publisher with 101 Communications LLP. From 1995 until he accepted his current position earlier this year, Mr. Schmidt was a Management Consultant specializing in communications, marketing, and mergers and acquisitions. Mr. Schmidt was Chief Executive Officer of Thompson Newspapers Corporation between from 1992 to 1994. From 1991 to 1992 Mr. Schmidt was the President, Publisher and Partner of American Collegiate Network, Inc., which was the publisher of the National College Newspaper. Mr. Schmidt was President and Chief Executive Officer of Hilton/Schmidt, Inc., which specialized in consulting for media companies in the areas of editorial, sales, marketing and acquisitions, prior thereto. Mr. Schmidt previously spent 27 years with Tribune Company of Chicago, eventually serving as Vice President/News and Information for the entire corporation. Mr. Schmidt attended Bradley University and Northwestern University.


BOARD COMMITTEES, MEETINGS AND COMPENSATION

        During the fiscal year ended June 30, 2000, the Board held six (6) regular meetings and one (1) special meeting. All directors then in office attended at least 75% of the aggregate number of meetings of the Board and of the Committees on which such directors served during the fiscal year ended June 30, 2000.

        All members of the Board hold office until the next meeting of stockholders held for the purpose of election of the directors in their class held on or about the expiration of their respective terms of office and the election and qualification of their successors. All directors who are not also employees or officers of the Company receive a minimum annual fee of $5,000, payable in arrears, for service during the prior year on the date of the meeting of stockholders held to elect Directors of their Class, plus a fee of $1,000 for each Board and Committee meeting personally attended. Upon first becoming a member of the Board of Directors, each outside director receives a nonqualified stock option to purchase 10,000 common shares. Thereafter, each outside director receives an additional nonqualified stock option covering 10,000 common shares each year he or she continues serving on the Board of Directors of the Company. Executive officers serve at the discretion of the Board. The Board has an Audit Committee and a Human Resources Committee but does not have a Nominating Committee. The Human Resources Committee functions as the compensation committee.

        The Audit Committee is composed of independent directors. The Audit Committee functions pursuant to a written charter which was adopted by the Board during the past year and is attached hereto as Appendix 1. The Audit Committee recommends a firm of certified public accountants to be appointed by the Board, subject to ratification by the stockholders, as independent auditors to audit the Company's financial statements and to perform services related to the audit. The Audit Committee also has the responsibility to review the scope and results of the audit with the independent auditors, review with management and the independent auditors the Company's interim and year-end operating results, consider the adequacy of the internal accounting and control procedures of the Company, review any non-audit services to be performed by the independent auditors and consider the effect of such performance on the independence of the auditors. The Audit Committee currently consists of directors Davis, Weldon and Schmidt. Mr. Davis was appointed to the Audit Committee by the Board of Directors of the Company on February 10, 2000, and has served since that date. During fiscal 2000, the Audit Committee met three times.

        The Human Resources Committee establishes and recommends to the Board rates of salary, bonuses, retirement and other compensation for all directors and officers of the Company and for such other personnel it determines advisable or as the Board may designate. The Human Resources Committee currently consists of directors Weldon and Schmidt. Messrs. Weldon and Schmidt are not officers or employees of the Company or any of its subsidiaries. During fiscal 2000, the Human Resources Committee met four times.


                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        Subject to stockholder approval at the Annual Meeting, the Board has selected KPMG LLP to continue as the Company's independent auditors for the fiscal year ending June 30, 2001. A representative of KPMG LLP is expected to be present at the Annual Meeting.

        Stockholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of KPMG LLP.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                               EXECUTIVE OFFICERS


Name                 Position                                           Age    First Year of Service
----                 --------                                           ---    ---------------------
Mark A. LeDoux(1)    President, Chief Executive Officer, Assistant      46     1986
                     Treasurer and Director

Peter C. Wulff(2)    Chief Financial Officer and Treasurer              41     1999

David E. Lough(3)    Executive Vice President                           55     1998

Douglas E.           Vice President of Marketing                        40     1998
  Flaker(4)
John A. Wise(5)      Vice President of Science and Technology           60     1987

(1) MARK A. LEDOUX. Information concerning Mr. LeDoux's background and experience is set forth at page 2 above.

(2) PETER C. WULFF joined the Company as Chief Financial Officer and Treasurer in November 1999. Prior to joining the Company, Mr. Wulff served as Vice President of Finance, and Corporate Secretary of Epimmune, Inc., a biotechnology company, from 1998 to 1999, and served as Assistant Treasurer with Ligand Pharmaceuticals Incorporated during his employment from 1993 to 1998. From 1985 to 1993, Mr. Wulff held positions of increasing management responsibility in finance and accounting with ALARIS Medical Inc. (formerly Advanced Medical Inc./IMED Corporation), an international manufacturer and distributor of intravenous infusion therapy products and related disposables. Mr. Wulff earned a B.A. in Economics and Germanic Languages in 1981 and an M.B.A. in Finance in 1983, both from Indiana University.

(3) DAVID E. LOUGH joined the Company as Executive Vice President in December 1998. Mr. Lough is an industry executive with more than 25 years of experience in the nutritional and consumer product business. Mr. Lough was employed by Shaklee Corporation from 1975 to 1986 and from 1996 to 1998, serving as Vice President, International the latter two years. From 1992 to 1995, he was the Vice President of International Business with Nature's Sunshine, Inc. Mr. Lough attended Michigan State University and received a B.S. in Packaging Engineering and Marketing in 1967. He earned his M.B.A. in Marketing from Santa Clara University in 1971.

(4) DOUGLAS E. FLAKER joined the Company as Vice President of Marketing in December 1998. Mr. Flaker has more than 15 years of experience in marketing, sales management and product development. Mr. Flaker was a Vice President with Boston-based Fidelity Investments from 1994 to 1998. From 1985 to 1994, he was a Vice President and Portfolio Manager with Summit Bancorporation in Princeton, New Jersey. Mr. Flaker attended the Peabody Conservatory of Music at Johns Hopkins University and graduated from the Stonier Graduate School of Banking at the University of Delaware in 1993.

(5) JOHN A. WISE joined the Company as the Director of Science and Technology in 1987 and was appointed Vice President of Science and Technology in fiscal 1999. From 1982 to 1986, Dr. Wise was Executive Vice President of Research and Development for United Sciences of America, Inc. Dr. Wise received a B.S. in Preventative Medicine and a B.A. in Zoology from the University of Washington in 1963, and an M.S. in Microbiology from the University of Minnesota in 1967. He received his Ph.D. in Microbiology from Oregon State University in 1970.

SUMMARY OF CASH AND OTHER COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth compensation for services rendered in all capacities to the Company during the fiscal years ending June 30, 1998, 1999, and 2000, by each of the named executive officers:


                           SUMMARY COMPENSATION TABLE
                              ANNUAL COMPENSATION

                                                                               All Other
Name                        Year        Salary         Bonus       Other(1)    Compensation(2)
----                        ----       --------        -----      --------     ---------------
Mark A. LeDoux              2000       $253,662         $ --      $ 17,010      $28,779
                            1999       $229,360         $609      $345,781      $27,756
                            1998       $208,000         $304      $ 40,270      $27,842

Peter C. Wulff              2000       $100,962           --            --      $ 2,810
                            1999             --           --            --           --
                            1998             --           --            --           --

David E. Lough              2000       $150,000           --      $ 66,586      $15,546
                            1999       $ 75,000           --      $  9,246      $ 2,739
                            1998             --           --            --           --

Douglas E. Flaker           2000       $111,077           --      $ 15,941      $18,693
                            1999       $ 50,000           --      $  9,339      $ 2,588
                            1998             --           --            --           --

John A. Wise                2000       $143,385           --      $ 19,139      $17,263
                            1999       $110,000         $629      $ 46,905      $21,433
                            1998             --           --            --           --

(1) Amounts listed for named executive do not exceed the lesser of $50,000, or 10% of salary and bonus combined, except as set forth in the following table.

(2)     See following table.

                            OTHER COMPENSATION TABLE

                                                       Mark         Peter         David        Douglas         John
                                                        A.            C.            E.            E.             A.
                                                      LeDoux        Wulff         Lough         Flaker         Wise
                                                     --------      --------      --------      --------      ---------
Other Annual Compensation 2000
   Gain from exercise and sale of stock options      $     --      $   --        $    --       $    --        $    --
   Personal Transportation                             15,000          --         15,000        15,000         15,000
   Other Personal Expenses                              2,010          --         51,586           941          4,139
                                                     --------      ------        -------       -------        -------
                   Totals                            $ 17,010      $   --        $66,586       $15,941        $19,139

Other Annual Compensation 1999
   Gain from exercise and sale of stock options      $325,030      $   --        $    --       $    --        $26,353
   Personal Transportation                             18,000          --          9,000         9,000         18,000
   Other Personal Expenses                              2,751          --            246           339          2,552
                                                     --------      ------        -------       -------        -------
                   Totals                            $345,781      $   --        $ 9,246       $ 9,339        $46,905

Other Annual Compensation 1998
   Gain from exercise and sale of stock options      $     --      $   --        $    --       $    --        $    --
   Personal Transportation                             18,000          --             --            --             --
   Other Personal Expenses                             22,270          --             --            --             --
                                                     --------      ------        -------       -------        -------
                   Totals                            $ 40,270      $   --        $    --       $    --        $    --

All Other Compensation 2000
   401(k) Employer Contributions                     $  7,800      $   --        $ 2,896       $ 2,290        $ 4,770
   Life Insurance and Disability Premiums               5,507         270          1,025           646          4,139
   Medical, Dental, and Vision                         15,472       2,540         11,625        15,757          8,354
                                                     --------      ------        -------       -------        -------
                   Totals                            $ 28,779      $2,810        $15,546       $18,693        $17,263

All Other Compensation 1999
   401(k) Employer Contributions                     $  8,075      $   --        $    --       $    --        $ 6,400
   Life Insurance and Disability Premiums               4,972          --            268           117          3,452
   Medical, Dental, and Vision                         14,709          --          2,471         2,471         11,581
                                                     --------      ------        -------       -------        -------
                   Totals                            $ 27,756      $   --        $ 2,739       $ 2,588        $21,433

All Other Compensation 1998
   401(k) Employer Contributions                     $  5,675      $   --        $    --       $    --        $    --
   Life Insurance and Disability Premiums               4,621          --             --            --             --
   Medical, Dental, and Vision                         15,046          --             --            --             --
   Board of Director Meetings                           2,500          --             --            --             --
                                                     --------      ------        -------       -------        -------
                   Totals                            $ 27,842      $   --        $    --       $    --        $    --

STOCK OPTION GRANTS

        The following table contains information concerning the stock option grants to the Company's named executive officers that were made for the fiscal year ended June 30, 2000:

                       STOCK OPTION GRANTS IN FISCAL 2000

                                             Percent of                                         Potential Realizable Value
                  Number of Securities     Total Options                                     at Assumed Annual Rate of Stock Price
                     Underlying              Granted to       Exercise or                            Appreciation for
                     Options                Employees in      Base Price           Expire            Option Term (2)
                     Granted (#)            Fiscal Year      ($/Share)(1)           Date             5 %                10%
                  --------------------     -------------      -----------        ------------     -------             -------
Peter C. Wulff       30,000                  16.62%              $3.19           Dec. 5, 2004     $26,440             $58,426

(1) The options granted to Mr. Wulff were granted under the Company's 1992 Incentive Plan on December 6, 1999,at the fair market value price on that date of $3.19. The following restrictions apply to the options granted: (a) the recipient must be employed with the Company on a full time basis on the date of exercise; (b) the recipient may not be in default of any condition of any written employment agreement; and (b) one-third of the options granted are exercisable on each of the three
        (3) anniversaries of the date of grant of the option.

(2) The potential realizable value of each grant of options has been calculated, pursuant to the regulations promulgated by the Securities and Exchange Commission (the "SEC"), assuming the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of 5% and 10%, respectively. These numbers are calculated based on the requirements promulgated by the SEC and do not reflect the Company's estimates of future stock price growth. Unless the market price of the Common Stock does in fact appreciate in excess of the exercise price of the option over the option term, no value will be realized from option grants made to the executive officers.

STOCK OPTION EXERCISES AND HOLDINGS

        The following table sets forth information concerning option exercises and option holdings under the 1992 Incentive Plan, the 1992 Nonqualified Stock Option Plan and the 1994 Nonqualified Stock Option Plan, and the 1999 Incentive Plan for the year ended June 30, 2000, with respect to the Company's named executive officers:

  AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR END OPTION VALUES


                                                                          Number of                         Value of Unexercised
                                                              Securities Underlying Unexercised                 In-the-Money
                            Shares                                         Options                           Options at Fiscal
                          Acquired on             Value             at Fiscal Year-End (#)                    Year-End ($)(1)
            Name         Exercise (#)         Realized ($)        Exercisable/Unexercisable              Exercisable/Unexercisable
            ----         ------------         ------------    ---------------------------------          -------------------------
1992 PLAN
Mark A. LeDoux                 -                   $-                 30,000   /    --                       $-  /  $-
Peter C. Wulff                 -                   $-                     --   /    30,000                   $-  /  $-
David E. Lough                 -                   $-                 10,000   /    20,000                   $-  /  $-
Douglas E. Flaker              -                   $-                  6,667   /    13,333                   $-  /  $-
John A. Wise                   -                   $-                 45,000   /     --                      $-  /  $-

(1) The closing price of the Company's common stock at June 30, 2000, as quoted on the National Market System of the Nasdaq Stock Market, was $1.8125 per share of common stock.

DEFINED BENEFIT PENSION PLAN

        The Company sponsors a defined benefit pension plan (the "Plan"), which provides retirement benefits to employees based generally on years of service and compensation during the last five years before retirement. Effective June 21, 1999, the Company adopted an amendment to freeze benefit accruals of the participants of the Plan. The Company's policy is to fund the net pension cost accrued. However, the Company would not contribute an amount less than the minimum funding requirements of the Employee Retirement Income Security Act of 1974 or more than the maximum tax-deductible amount.

EMPLOYMENT AGREEMENTS

        During 2000, the Company had employment agreements with Mark A. LeDoux, Peter C. Wulff, David E. Lough, Douglas E. Flaker and John A. Wise. Marie A. LeDoux acts as Secretary of the Company, and is not subject to a written employment agreement. In her capacity as Secretary of the Company, Mrs. LeDoux received compensation in the amount of $12,000 per year during fiscal 2000.

        The employment agreements for Messrs. LeDoux, Wulff, Lough, Flaker and Wise each have a term ending September 30, 2000. Pursuant to such agreements, each executive officer remains employed by the Company following September 30, 2000, with the salary and benefits prescribed in his employment agreement. The Company intends to execute new employment agreements with each executive officer during the second quarter of fiscal year 2001.

        Mr. LeDoux's employment agreement provided for an annual salary of $260,000 and automobile expense reimbursement of $1,500 per month. In the event Mr. LeDoux's employment is terminated without cause, he would be entitled to severance pay equal to one (1) year's compensation. During May 2000, Mr. LeDoux voluntarily reduced his annual salary by $80,000 to $180,000 per annum and agreed to eliminate his monthly automobile reimbursement of $1,500 per month.

        Mr. Wulff's agreement provided for an annual salary of $150,000. In the event Mr. Wulff's employment is terminated without cause, he would be entitled to severance pay of between two (2) and twelve (12) months' compensation, depending upon the length of time elapsed since commencement of his employment.

        Mr. Lough's agreement provided for an annual salary of $150,000, and automobile expense reimbursement of $1,500 per month. Mr. Lough agreed to eliminate the monthly automobile reimbursement in May 2000. In the event Mr. Lough's employment is terminated without cause, he would be entitled to severance pay of between two (2) and twelve (12) months' compensation, depending upon the length of time elapsed since commencement of his employment.

        Mr. Flaker's employment agreement provided for an annual salary of $115,000, and automobile expense reimbursement of $1,500 per month. Mr. Flaker agreed to eliminate the monthly automobile reimbursement in May 2000. In the event Mr. Flaker's employment is terminated without cause, he would be entitled to severance pay of between two (2) and twelve (12) months' compensation, depending upon the length of time elapsed since commencement of his employment.

        Dr. Wise's agreement provided for an annual salary of $140,000, and automobile expense reimbursement of $1,500 per month. Dr. Wise agreed to eliminate the monthly automobile reimbursement in May 2000. In the event Dr. Wise's employment is terminated without cause, he would be entitled to severance pay of between two (2) and twelve (12) months' compensation, depending upon the length of time elapsed since commencement of his employment.

                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors has reviewed and discussed the Company's audited financial statements for the fiscal year ended June 30, 2000, with management and has received the written disclosures and the letter from KMPG LLP, the Company's independent auditors, required by Independent Standards Board Standard No. 1 (Independent Discussions with Audit Committee). The Audit Committee has discussed with the independent auditors the Company's audited financial statements for the fiscal year ended June 30, 2000, the quality of the Company's accounting principles and underlying estimates in its financial statements and the auditor's independence as required by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants.

        Based on these discussions with KPMG LLP the Audit Committee members recommended unanimously to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000.

        The members of the Audit Committee are Joe E. Davis, J. Scott Schmidt and Lee G. Weldon.


                     REPORT OF THE HUMAN RESOURCES COMMITTEE

        The Human Resources Committee is a standing committee of the Board of Directors of the Company and is composed entirely of outside directors. The Human Resources Committee is responsible for adopting and evaluating the effectiveness of Human Resources policies and programs for the Company and for making recommendations regarding the appointment and compensation of the Company's executive and other officers to the full Board of Directors of the Company.

        The following report is submitted by the Human Resources Committee members with respect to the executive compensation policies established by the Human Resources Committee and compensation paid or awarded to executive and other officers for fiscal 2000.

COMPENSATION PHILOSOPHY AND OBJECTIVES

        In adopting and evaluating the effectiveness of compensation programs for executive officers, as well as other employees of the Company, the Human Resources Committee is guided by three basic principles:

        1. The Company must offer competitive salaries to be able to attract and retain highly-qualified and experienced executives and other management personnel.

        2. Annual executive compensation in excess of base salaries should be tied to the Company's performance.

        3. The financial interest of the Company's senior executives should be aligned with the financial interest of the stockholders, primarily through stock option grants and other equity-based compensation programs which reward executives for improvements in the long term value of the Company's Common Stock.

SALARIES AND EMPLOYEE BENEFIT PROGRAMS

        In order to retain executives and other key employees, and attract well-qualified executives when the need arises, the Company strives to offer salaries, health care and other employee benefit programs to its employees comparable to those offered by competing businesses. In establishing salaries for executive officers, the Human Resources Committee reviews the historical performance of the executives and available information regarding prevailing salaries and compensation programs offered by businesses of similar size and industry classification in the same geographical area.

        The Committee believes the base salary and employee benefits of the Company in fiscal 2000 were generally comparable to or lower than those offered by comparable companies in and around San Diego County.

STOCK OPTIONS AND EQUITY-BASED PROGRAMS

        In order to align the financial interest of senior executives and other key employees with those of the stockholders, the Company grants stock options to purchase Common Stock of the Company, restricted stock and stock units to its senior executives and other key employees on a periodic basis. Grants of stock options, restricted stock and stock units reward senior executives and other key employees for performance, which results in increases in the market price of the Company's Common Stock, which directly benefits all stockholders.

CHIEF EXECUTIVE OFFICER COMPENSATION PROGRAM

        Mr. LeDoux, the Chief Executive Officer, is awarded a base salary and is evaluated substantially in accordance with the foregoing policies. During fiscal 2000, Mr. LeDoux's base salary was initially $260,000. No incentive bonuses were issued in fiscal 2000. In determining Mr. LeDoux's base salary for fiscal 2000, the Human Resources Committee, in its discretion, made no change from the prior period. In making the determination not to change Mr. LeDoux's base salary, the committee considered the financial performance of the Company and the value of its common shares on the Nasdaq Stock Market compared to prior periods as well as Mr. LeDoux's role in implementing the Company's stated strategic goals in the past twelve months, including but not limited to a reorganization of management, reorganization of employee benefits and executive compensation plan, creation of a new marketing program, implementation of a cost containment program, and successful establishment of a foreign subsidiary. No specific weight was assigned to these factors by the Human Resources Committee in determining the amount of Mr. LeDoux's base salary.

        In May, 2000 the Chief Executive Officer voluntarily reduced his annual salary by $80,000 to $180,000 per annum and personal transportation allowances were eliminated for all executive officers. The Human Resources Committee anticipates it may restore these or similar benefits and review executive compensation levels in the current fiscal year if the Company returns to profitability.

The members of the Human Resources Committee are J. Scott Schmidt and Lee G. Weldon.


HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        There were no interlocks or other relationships among the Company's executive officers and directors that are required to be disclosed under applicable executive compensation disclosure regulations.

        The foregoing reports of the Audit Committee and the Human Resources Committee, respectively, and the Stockholder Return Performance Graph here in below are not "soliciting material", are not deemed filed with the SEC and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference and shall not otherwise be deemed filed under such Acts.


                      STOCKHOLDER RETURN PERFORMANCE GRAPH

The following chart shows total shareholder return (change in stock price plus reinvested dividends) of the Nasdaq CSRP Total Return Index ("NASDAQ US") for the Nasdaq Stock market (U.S. Companies), the Nasdaq CSRP Pharmaceutical Index ("Nasdaq Pharmaceuticals") and for the Company for the period beginning June 30, 1995, and ending June 30, 2000. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

               COMPARISON OF TOTAL CUMULATIVE RETURN ON INVESTMENT

                               [PERFORMANCE GRAPH]



                                                  6/30/95  6/30/96  6/30/97  6/30/98  6/30/99  6/30/00
                                                  -------  -------  -------  -------  -------  -------
Natural Alternatives International, Inc.           100      152      122      320       55       29
NASDAQ US                                          100      128      156      206      296      437
Nasdaq Pharmaceuticals                             100      146      150      153      214      481

The total return on investment (including investment of dividends) assumes a $100 investment on June 30, 1995 in each of the Company's Common Stock, the securities comprising the Nasdaq CSRP

Total Return Index for the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq CSRP Pharmaceutical Index (all companies with the Standard Industry Classification (SIC) code 283 (category description for "Drugs").

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of September 30, 2000, by (i) each director and nominee for director; (ii) each of the Company's executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock. Except as otherwise indicated in the footnotes and subject to applicable community property laws, to the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

                                  SHARES BENEFICIALLY          PERCENT BENEFICIALLY
BENEFICIAL OWNER                        OWNED                        OWNED(1)
----------------                  -------------------          --------------------
Marie A. LeDoux(1)                     993,101                       16.49%
Mark A. LeDoux(2)                      283,317                        4.70%
J. Scott Schmidt(3)                      4,333                         .07%
Lee G. Weldon(4)                        44,333                         .74%
Douglas E. Flaker(5)                    16,567                         .28%
David E. Lough(6)                       33,622                         .56%
John A. Wise(7)                         74,259                        1.23%
Peter C. Wulff                          10,262                         .17%

All directors and executive          1,459,794                       24.23%
officers as a group (8 Persons)

(1) Shares of Common Stock which were not outstanding but which could be acquired upon exercise of an option within 60 days from September 30, 2000, are considered outstanding for the purpose of computing the percentage of outstanding shares beneficially owned. However, such shares are not considered to be outstanding for any other purpose.

(2) Includes 800 shares held in the name of Mr. LeDoux's wife, Julie LeDoux and 8,000 shares held as custodian for his children and a niece. Also includes 30,000 shares which Mr. LeDoux has the right to acquire upon exercise of options exercisable within 60 days of September 30, 2000.

(3) Includes 3,333 shares which Mr. Schmidt has the right to acquire upon exercise of options exercisable within 60 days of September 30, 2000.

(4) Includes 3,333 shares which Mr. Weldon has the right to acquire upon exercise of options exercisable within 60 days of September 30, 2000.

(5) Includes 6,667 shares which Mr. Flaker has the right to acquire upon exercise of options exercisable within 60 days of September 30, 2000.

(6) Includes 10,000 shares which Mr. Lough has the right to acquire upon exercise of options exercisable within 60 days of September 30, 2000.

(7) Includes 45,000 shares which Dr. Wise has the right to acquire upon exercise of options exercisable within 60 days of September 30, 2000.

        There is no arrangement known by the Company, the operation of which may at a subsequent date, result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Chairperson of the Board and the Chief Executive Officer and President of the Company are each presently indebted to the Company in an amount in excess of $60,000. Pursuant to an agreement with the Chairperson of the Board, the Company pays the annual premium of a life insurance policy on her life. Each payment is in the form of a loan to the Chairperson of the Board. The primary purpose of the insurance policy is to provide liquidity to pay estate taxes and thereby avoid the potentially depressive market effect of the sale of a substantial amount of Company stock for such purpose. The indebtedness is to be repaid from the death benefit paid pursuant to the policy. This loan had a balance (rounded to the nearest thousand) of $300,000 at June 30, 2000. The loan to the Chief Executive Officer and President was made for personal purposes and had a balance with accrued interest (rounded to the nearest thousand) of $67,000 at June 30, 2000.


                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and any persons holding more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Specific due dates for these reports have been established and the Company is required to identify in this Proxy Statement those persons who failed to timely file these reports.

        Based solely on its review of the copies of reporting forms received by the Company, the Company believes that during the fiscal year ended June 30, 2000, all filing requirements under Section 16(a) were satisfied.

                                 ANNUAL REPORTS

        The Company's fiscal 2000 Annual Report, which includes audited financial statements for the Company's fiscal years ended June 30, 2000, is being mailed on or about November 30, 2000, with this Proxy Statement to stockholders of record.

                                  OTHER MATTERS

        The Board knows of no other matters which will be brought before the Annual Meeting. If any other matter is properly brought before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.

                                    By Order of the Board of Directors

                                    /s/ MARK A. LEDOUX

                                    Mark A. LeDoux
                                    Chief Executive Officer and President


A COPY OF THE FISCAL 2000 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, NATURAL ALTERNATIVES INTERNATIONAL, INC., 1185 LINDA VISTA DRIVE, SAN MARCOS, CALIFORNIA, 92069.

                                   APPENDIX 1

                    NATURAL ALTERNATIVES INTERNATIONAL, INC.

                             AUDIT COMMITTEE CHARTER

I.      ORGANIZATION

This committee will be known as the Audit Committee. Only independent directors will serve on the Audit Committee. An independent director is free of any relationship that could influence his or her judgment as a committee member. An independent director may not be associated with a major vendor to, or customer of, the Company. When there is some doubt about independence, as when a member of the committee has a short-term consulting contract with a major customer, the director should excuse himself or herself from any decision that might be influenced by that relationship. One member of the committee will be designated as the chair and will be responsible for the overall activities of the Audit Committee.

The primary purpose of the Audit Committee is to assist the board in fulfilling its oversight responsibilities by reviewing the Company's financial reporting process and information, its system of internal controls, and its internal and external audit processes. The Committee will report to the full board on a regular basis. The Committee is responsible for reviewing and recommending matters to the board and has no authority to make final decisions.

II.     TERMS OF APPOINTMENT

        A. Composition - The Audit Committee will be composed of not less than three but no more than five members of the board.

        B. Appointment - Members will be selected by the board, taking into account prior experience in matters to be considered by the Committee, probable availability at times required for meetings, and their individual independence and objectivity.

        C. NASD Requirements - The committee's membership will meet the requirements of the Audit Committee policy of the National Association of Securities Dealers, Inc. ("NASD").

        D. Independence - When considering relationships that might affect independence, including possible affiliate status, the Board of Directors will give appropriate consideration to guidelines issued by the NASD, which were provided to assist boards of directors in observing the spirit of the NASD policy.

        E. Length of Appointment - Committee members will serve one-year terms which may be renewed indefinitely at the discretion of the Board of Directors of the Company.

        F. Chair - The committee chair will be selected by the Board of Directors and will serve annually for no more than four consecutive terms.

        G. Liability Indemnification - Committee members will be covered under the Company's Directors and Officers liability insurance policy and will be provided indemnification agreements from the Company.

        H. Compensation - Committee members will be compensated pursuant to the director compensation policy of the Board of Directors in effect from time to time.

        I. Expenses - The Company will reimburse out of pocket expenses incurred by committee members in the performance of their duties.

III.    MEETINGS

The Audit Committee meetings will be determined at the beginning of each fiscal year and will consist of no less than three regularly scheduled meetings per year:

        A. There will be a pre-audit meeting held during the Company's third quarter during which the committee will approve the external audit scope and audit fee as well as the Internal Audit department preliminary plan for the next fiscal year.

        B. A second meeting will be held after the independent accountants have completed their audit procedures but before the Company announces its annual earnings. During this meeting the Company's financial results for the last fiscal year will be presented along with the findings and recommendations of the independent accountants. In addition, the committee will meet in executive session (i.e., excluding management) with the independent accountants to provide a forum for the committee to discuss the independent accountants' evaluation of the Company's financial practices and personnel and the cooperation that the independent accountants receive during the course of their audit.

        C. There will be a mid-fiscal year meeting to review status of the audit plan and corrective actions on prior audits.

        D. Other meetings may be held when and if determined necessary by the Audit Committee Chair.

IV.     RESPONSIBILITIES

Principal responsibilities of the audit committee include the following:

        A. Select the independent accountants for Company audits and recommend their selection to the Board of Directors for approval. The committee will instruct the independent accountants that the Board of Directors is the client, in its capacity as shareholders' representative. The committee will expect the independent accountants to provide them with the following:

                Independent judgments about the appropriateness of the Company's current or proposed accounting principles and whether current or proposed financial disclosures are clear;

                Views on whether the accounting principles chosen by management are conservative, moderate or aggressive as they relate to income, asset and liability recognition, and whether these accounting principles are commonly used;

                Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate;

                Reasons for accepting or questioning significant estimates made by management;

                Views on how selected accounting principles and disclosure practices affect shareholder and public attitudes about the Company;

                Observations about the adequacy of the Company's internal controls, including computerized information system controls and security.

        B. Inform the board to the best of their knowledge whether or not (i) the scope and quality of the independent audit of the Company appears to meet the standards of the public accounting profession;
            (ii) the annual and interim financial reports of the Company fairly present its financial position and operating results; and (iii) the internal controls provide adequate safeguards of the Company's assets and proper recording of its transactions.

        C. Report to the board on matters such as conflicts of interest, insider stock transactions and any questionable business practices to the best of their knowledge.

        D. Authorize investigations of alleged improprieties, including retention of outside counsel or other professional consultants as needed.

        E. Review with the Company's counsel legal compliance matters including corporate securities policy, and report any significant developments to the Board of Directors.

        F. Review the internal audit function of the Company including the independence of the function, the ability of the function to raise issues to the appropriate level of authority, the proposed audit plans for the coming year, and the coordination of such plans with the independent accountants. Review and discuss internal audit reports during regularly scheduled meetings.

        G. Provide informed, vigilant and effective oversight of the financial reporting process and the Company's internal controls, both quarterly and annually. Specifically, the Committee will expect financial management and the independent auditors to analyze significant financial reporting issues and practices on a timely basis and discuss with the Audit Committee:

                Qualitative judgments about whether current or proposed accounting principles and disclosures are appropriate, not just acceptable;

                The aggressiveness or conservatism of accounting principles and financial estimates used by the Company.

        H. Review annually the program management establishes to monitor compliance with the Company's Code of Business Conduct.

        I.  Review and assess annually the adequacy of the Committee's charter.

        J. Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the board deems necessary or appropriate.

V.      MANAGEMENT RESPONSIBILITIES

In performing its duties, the Audit Committee will rely upon and expect management to:

                Report to the Committee promptly and completely on all material matters that affect the Committee's ability to properly perform its duties;

                Respond quickly and appropriately to any requests for information, meetings or other actions;

                Inform the Committee voluntarily of any material disagreements with the Company's outside auditors or if it seeks a second opinion to theirs on a significant accounting issue.

VI.     AUDIT COMMITTEE ACCESS

The Company's internal and external auditors will have free and unrestricted access to the members of the Audit Committee. In addition, the Committee should meet in executive session with the internal and external auditors as a regular part of the Committee's meeting agenda.

                    NATURAL ALTERNATIVES INTERNATIONAL, INC.
                             A DELAWARE CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                                 JANUARY 8, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Mark A. LeDoux and Peter C. Wulff as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse hereof, all of the shares of Common Stock of Natural Alternatives International, Inc., held of record by the undersigned on November 27, 2000, at the Annual Meeting of Stockholders to be held on January 8, 2001, or any adjournment thereof.


                    (Please date and sign on the other side)




                              FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR the election of the two nominees for Class I Director

1. ELECTION OF CLASS I DIRECTORS
   FOR NOMINEE                   WITHHOLD AUTHORITY
   LISTED BELOW             TO VOTE FOR NOMINEE LISTED BELOW
       [ ]                              [ ]

   Nominee: Mark A. LeDoux

   FOR NOMINEE                  WITHHOLD AUTHORITY
   LISTED BELOW             TO VOTE FOR NOMINEE LISTED BELOW
       [ ]                              [ ]

   Nominee: Joe E. Davis

2. To ratify the appointment of KPMG LLP as the Company's independent auditors:
   FOR                       AGAINST               ABSTAIN
   [ ]                         [ ]                   [ ]


3. In their discretion, upon such other business as may properly come before the meeting:
   FOR                       AGAINST               ABSTAIN
   [ ]                         [ ]                   [ ]

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD
     PROMPTLY, USING THE ENCLOSED ENVELOPE.


Dated: ______________________, _____


____________________________________________
   SIGNATURE OF STOCKHOLDER

____________________________________________
   SIGNATURE OF JOINT STOCKHOLDER

NOTE: If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.